EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Allou Health & Beauty Care, Inc.
Brentwood, New York


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1991 Stock Option Plan of Allou Health & Beauty Care, Inc. (the "Company") of our report dated June 19, 2000, relating to the consolidated financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002.



                                            /s/ Mayer Rispler & Company, P.C.
                                            Mayer Rispler & Company, P.C.
                                            Certified Public Accountants


July 17, 2002
Brooklyn, New York














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